Exhibit 99(c)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                           SUBSCRIPTION CERTIFICATES

                                   issued by

                                 MERCOM, INC.


            This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Basic Subscription Privilege and the Oversubscription Privilege pursuant to the Rights Offering described in the Prospectus dated ________ __, 1995 (the "Prospectus") of Mercom, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. New York City time on _____________, 1995, unless extended (as it may be extended, the "Expiration Date"), provided that the Expiration Date shall in no event be later than _______ __, 1995 [30 days after the original Expiration Date]. Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the
Subscription Price of $[      ] per share for each share of the Company's
Common Stock, par value $1.00 per share (the "Common Stock"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.


                          The Subscription Agent is:
                            The First National Bank
                                    of Boston

If by Mail:               Facsimile Transmission:     If by Hand:
The First National Bank   (617) 575-2232              BancBoston Trust Company
  of Boston               (617) 575-2233                of New York
P.O. Box 1872                                         55 Broadway
Mail Stop 45-01-19                                    3rd Floor
Boston, MA 02105-1872                                 New York, NY  10006

                       If by Overnight Courier:
                       The First National Bank of Boston
                       Shareholder Services Division
                       150 Royall Street
                       Mail Stop 45-01-19
                       Canton, MA 02021


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

               The undersigned hereby represents that (i) he or she is the holder of Subscription Certificate(s) representing _______________ Rights,
(ii) that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date and (iii) that he or she is not a resident of the State of California. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of _________________ Rights represented by such Subscription Certificate and (ii) the Oversubscription Privilege relating to each such Right, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to __________ Excess Shares. The undersigned understands that
payment of the Subscription Price of $[      ] per share for each share of
Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

[ ]         is delivered herewith      or    [ ]  was delivered separately;

in the manner set forth below (check appropriate box and complete information relating thereto):

[ ]         wire transfer of funds
            -  name of transferor institution................................
            -  date of transfer..............................................
            -  confirmation number (if available)............................

[ ]         money order
            -  name of maker.................................................
            -  date and number of check, draft or money order number.........
            -  bank on which check is drawn or issuer of money order.........

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[ ]         certified check           or     [ ]  bank draft (cashier's check)



 Signature(s).....................   Address..................................
 .................................   .........................................
 Name(s)..........................   .........................................
 .................................   Area Code and Tel. No(s).................
    Please Type or Print             .........................................

 Subscription Certificate No(s). (if available)...............................


                             GUARANTEE OF DELIVERY
       (Not to be used for Subscription Certificate signature guarantee)

                  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five business days after the date hereof.

 .......................................   Dated:......................., 1995
            (Name of Firm)
 .......................................
                (Address)
 .......................................   ...................................
    (Area Code and Telephone Number)               (Authorized Signature)


                  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.